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                                                                       Exhibit 5

                                August 7, 1996


Living Centers of America, Inc.
15415 Katy Freeway, Suite 800
Houston, Texas 77094

Gentlemen:

         As set forth in a Registration Statement on Form S-8 (the "Registration Statement") being filed by Living Centers of America, Inc. a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 600,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), subject to issuance pursuant to the terms of the Company's 1992 Stock Option Plan, as amended and restated (the "Plan"), certain legal matters in connection with the Shares are being passed upon for the Company by me. At your request, this opinion is being furnished to you for filing as Exhibit 5 to the Registration Statement.

         In my capacity as the Company's General Counsel, I have familiarized myself with the Company's Restated Certificate of Incorporation and By-Laws, each as amended to date, and have examined the originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents, as a basis for the opinions hereafter expressed. In giving such opinions I have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates.

         On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, I am the opinion that:

         1. The Company is a corporation duly incorporated in the State of Delaware, is validly existing and in good standing under the laws of the State of Delaware, and is in good standing as a foreign corporation under the laws of the State of Texas.

         2. Upon the issuance of and payment for the Common Stock in accordance with the terms and provisions of the Plan, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

         The opinions set forth above are limited to the laws of the State of Texas and Delaware and the applicable federal laws of the United States.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Registration Statement under the caption "Interests of Named Experts and Counsel".

                                                   Very truly yours,

                                                   /s/ SUSAN THOMAS WHITTLE
                                                   Susan Thomas Whittle